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                           AMENDED AND RESTATED BYLAWS

                                       OF

                       NORTH COUNTRY FINANCIAL CORPORATION
                             (REVISED JUNE 27, 2001)


                               ARTICLE I. OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be as specified in the Articles of Incorporation. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record thereof, at its registered office or at the office of its transfer agent.

         SECTION 2. OTHER OFFICES. The business of the Corporation may be transacted in such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

                            ARTICLE II. CAPITAL STOCK

         SECTION 1. STOCK CERTIFICATES. Certificates representing shares of the Corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, and shall be sealed with the seal of the Corporation, or a facsimile thereof, if one be adopted. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself, or its employees. In the event an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         SECTION 2. REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. In the event of the loss or destruction of a stock certificate, no new certificate shall be issued in place thereof until the Corporation has received from the registered holder such assurances, representations, warranties and/or guarantees as the Board of Directors, in its sole discretion, shall deem advisable, and until the Corporation receives sufficient indemnification protecting it against any claim that may be made on account of such loss or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with sureties, if any, as the Board of Directors, in its sole discretion, deems advisable. Any new certificate issued in place of any such lost or destroyed certificate shall be plainly marked "duplicate" upon its face.

         SECTION 3. REGISTERED OWNER. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares; the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provide by the laws of Michigan.

         SECTION 4. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable only upon the books of the Corporation. The old certificates shall be surrendered to the Corporation by delivery thereof to the person in charge of the stock transfer books of the Corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer, and such certificates shall be cancelled before a new certificate is issued. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim with respect thereto, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

         SECTION 5. RULES GOVERNING STOCK CERTIFICATES. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent and a registrar of transfer, and may require all such certificates to bear the signature of such transfer agent and/or such registrar of transfers.

         SECTION 6. RECORD DATE FOR STOCK RIGHTS. The Board of Directors may fix, in advance, a date not exceeding sixty (60) days preceding the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of capital stock; and in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividends, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed.

         In the event the Board of Directors shall fail to fix a record date as provided in this Section 6 of Article II, the record date for the purposes specified herein shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

         SECTION 7. DIVIDENDS. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon its outstanding shares out of funds legally available for such purposes, which dividends may be paid in cash, the Corporation's bonds or the Corporation's property, including the shares or bonds of other corporations. In the event a dividend is paid or any other distribution made, in any part, from sources other than earned surplus, payment or distribution thereof shall be accompanied by written notice to the shareholders (a) disclosing the amounts by which the dividend or distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are


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

not determinable at the time of the notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus and earned surplus, and stating that the amounts are not yet determinable.

         In addition to the declaration of dividends and other distributions provided in the preceding paragraph of this Section 7 of Article II, the Board of Directors, in its discretion, from time to time may declare and direct the payment of a dividend in shares of this Corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Michigan Business Corporation Act. A share dividend or other distribution of shares of the Corporation shall be accompanied by a written notice to shareholders (a) disclosing the amounts by which the distributions affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the distribution upon stated capital, capital surplus and earned surplus, and stating that the amounts are not yet determinable.

         SECTION 8. ACQUISITION OF SHARES. Subject to the limitations of the Michigan Business Corporation Act, the Board of Directors may authorize the Corporation to acquire its own shares, and shares so acquired shall constitute authorized but unissued shares.

         SECTION 9. REDEMPTION OF CONTROL SHARES. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, shall, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the Corporation. After an acquiring person statement has been filed with the Corporation and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares shall be subject to redemption by the Corporation unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act or any successor provision thereof. Redemptions of shares pursuant to this Section 9 of
Article II of the Bylaws shall be at the fair value of the shares pursuant to procedures adopted by the Board of Directors of the Corporation.

         The terms "control shares," "control share acquisition," "acquiring person statement," "acquiring person" and "fair value" as used in this Section 9 of Article II of the Bylaws, shall have the meanings ascribed to them, respectively, in Chapter 7B of the Michigan Business Corporation Act or any successor provision thereof.

                            ARTICLE III. SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, if a meeting of shareholders is to be held at a place other than the registered office of the Corporation, the notice of the meeting shall designate such place.

         SECTION 2. ANNUAL MEETING. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held on the third Tuesday of April in each year but, if such day is a legal holiday, then the meeting shall be held on the first full business day following, at such hour as may be fixed in the notice. If the annual meeting is not held as specified, the Board of Directors shall cause a meeting to be held as soon thereafter as convenient.

         SECTION 3. SPECIAL MEETINGS. Special meetings of shareholders may be called by the Chairman of the Board, the President or the Secretary, and shall be called by either of them pursuant to resolution therefor by the Board of Directors.

         SECTION 4. RECORD DATE FOR NOTICE AND VOTE. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall be not more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section 4, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.

         For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall be not more than ten
(10) days after the Board resolution. If a record date is not fixed and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation as provided in Section 407 of the Michigan Business Corporation Act.

         SECTION 5. NOTICE OF SHAREHOLDER MEETINGS. Written notice of the time, place and purposes of any meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting. Such notice may be given either by delivery in person to such shareholders or by mailing such notice to shareholders at their addresses as the same appear on the stock books of the Corporation.

         A shareholder's attendance at a meeting, in person or by proxy, constitutes a waiver of his objection to lack of notice or defective notice of the meeting unless, at the beginning of the meeting, the shareholder objects to holding the meeting or transacting business at the meeting, and constitutes a waiver of his objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         SECTION 6. VOTING LISTS. The Corporation's officer or agent having charge of its stock transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series, and shall show the address of, and the number of shares held by each shareholder. The list shall be produced at the time and place of the meeting of shareholders and be subject to inspection by any shareholder at any time during the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 6 of Article III have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

         SECTION 7. VOTING. Except as may otherwise be provided in the Articles of Incorporation, each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, provided however, no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the chairperson of the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by express requirement of the Michigan Business Corporation Act or of the Articles of Incorporation, in which case such express provision shall govern and control the decision of such question. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

         SECTION 8. QUORUM. Shares equaling a majority of all of the voting shares of the capital stock of the Corporation issued and outstanding represented in person or by proxy, shall constitute a quorum at the meeting. Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a further date without further notice other than the announcement at such meeting, and when the quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Shareholders present in person or by proxy at any meeting of shareholders may continue to do business until adjournment, notwithstanding the withdrawal of shareholders to leave less than a quorum.

         SECTION 9. CONDUCT OF MEETINGS. The Chairman of the Board of Directors of the Corporation or his designee shall call meetings of the shareholders to order and shall act as chairman of such meetings unless otherwise determined by the affirmative vote of a majority of all the voting shares of the capital stock of the Corporation issued and outstanding. The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but in the

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absence of the Secretary at any meeting of shareholders, or his inability or refusal to act as secretary, the presiding officer may appoint any person to act as secretary of the meeting.

         SECTION 10. INSPECTOR OF ELECTIONS. The Board of Directors may, in advance of a meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the meeting of shareholders may, and on request of a shareholder entitled to vote shall, appoint one or more persons to fill such vacancy or vacancies, or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

         SECTION 11. NOTIFICATION OF SHAREHOLDER PROPOSALS. The Board of Directors of the Corporation shall submit for consideration and vote by the shareholders, at any meetings of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting (a) who submits to the Corporation a timely Notice of Proposal in accordance with the requirements of this Section 11 and the proposal is a proper subject for action by shareholders under Michigan law, or (b) whose proposal is included in the Corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations in the Securities and Exchange Commission.

         Each shareholder's Notice of Proposal shall set forth:

               (a) The name and address of the shareholder submitting the proposal, as they appear on the Corporation's books and records;

               (b) A representation that the shareholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting,
         (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

               (c) A brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and

               (d) A description of any financial or other interest of such shareholder in the proposal.

         A Notice of Proposal must be given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation not less than thirty (30) days prior to the date of the originally scheduled meeting, regardless of any adjournments thereof to a later date; provided that, if less than forty (40) days' notice of the meeting of shareholders is given by the

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Corporation, the Notice of Proposal must be received by the Corporation not later than the close of business on the tenth (10th) day following the date on which the notice of the scheduled meeting was first mailed to the shareholders.

         The secretary of the Corporation shall notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Section 11. The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with all such requirements.

                              ARTICLE IV. DIRECTORS

         SECTION 1. BOARD OF DIRECTORS. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the general management of the business and affairs of the corporation shall be vested in a Board consisting of not less than five (5) directors and not more than sixteen (16) directors, as determined by the Board from time to time. Commencing with the annual meeting of the shareholders at which this by-law Section 1 is adopted, the directors shall be divided into three (3) classes, with the first class consisting of one-third (1/3) of the total number of directors, rounded up to the nearest whole number, the second class consisting of one-third (1/3) of the total number of directors, rounded up to the nearest whole number, and the third class consisting of one-third (1/3) of the total number of directors, rounded down to the nearest whole number. The term of office of directors in the first class shall expire at the first annual meeting of the shareholders after their election, the second class shall expire at the second annual meeting after their election, and the third class shall expire at the third annual meeting after their election. At each succeeding annual meeting, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting. A director's term of office may not be shortened by a Board action reducing the number of directors on the Board. If the Board authorizes an increase in the number of directors in between annual meetings of the shareholders, the new director positions so created shall be treated as vacancies, and the new director positions shall be distributed among the three classes of directors so that the classes will be as nearly equal in number as possible. Vacancies in the Board of Directors may be filled by the remaining members of the Board as provided in the Articles of Incorporation, and each person so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No person shall be eligible for election as a director after he or she has attained age 65.

         SECTION 2. NOMINATIONS FOR BOARD. Nominations of candidates for election to the Board of Directors shall be made in the manner provided in the Articles of Incorporation.

         SECTION 3. RESIGNATION. A director may resign by written notice to the Corporation. A director's resignation is effective upon its receipt by the Corporation or a later time set forth in the notice of resignation.

         SECTION 4. PLACE OF MEETINGS AND RECORDS. The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, Board of Directors, and

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executive and other committees, if any, and keep the books and records of account for the Corporation, in such place or places, within or outside the State of Michigan, as the Board may from time to time determine.

         SECTION 5. ANNUAL MEETINGS OF DIRECTORS. The newly elected Directors shall hold their first meeting, without notice other than these Bylaws, at the same place and immediately after the annual meeting of the Shareholders at which they are elected, or the time and place of such meeting may be fixed by consent in writing of all the Directors.

         SECTION 6. REGULAR MEETINGS OF THE BOARD. Regular meetings of the Board of Directors may be held at such times and places and pursuant to such notice, if any, as may be established from time to time by resolution of the Board of Directors.

         SECTION 7. SPECIAL MEETINGS OF THE BOARD. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or the Secretary, and shall be called by one of them upon the written request of a majority of the Directors. Written notice of the time and place of special meetings of the Board shall be delivered personally or mailed to each director at least forty-eight (48) hours prior thereto. Attendance of a Director at a special meeting constitutes a waiver of notice of the meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 8. MEETING PARTICIPATION BY MEANS OF COMMUNICATION EQUIPMENT. Members of the Board of Directors or any committee designated by the Board of Directors may participate in the meeting of the Board of Directors or of such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

         SECTION 9. QUORUM AND VOTE. At all meetings of the Board or a committee thereof, a majority of the members of the Board of Directors then in office or members of such committee, but not less than two (2) (if there are at least two
(2) members of the Board or such committee), shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee. If a quorum shall not be present at any meeting of the Board of Directors or a committee, a majority of the members present thereat may adjourn the meeting from time to time into another place without notice other than an announcement at the meeting until a quorum shall be present.

         SECTION 10. ACTION OF THE BOARD WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors then in office, or of such committee, consent thereto in writing. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors and the consent shall have the same effect as a vote of the Board of Directors for all purposes.

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         SECTION 11. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. In the absence or in the event of the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee and each member thereof shall serve at the pleasure of the Board.

         Any committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. No committee, however, shall have the power or authority to amend the Articles of Incorporation or Bylaws of the Corporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or fill vacancies in the Board of Directors. The committee shall not have the power or authority to declare a distribution, dividend or authorize the issuance of stock unless such power is granted to such committee by specific resolution of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. If a committee is designated as an Executive Committee, its members shall consist of the Chairman of the Board, the President, and such other directors as shall be designated by the Board of Directors.

         SECTION 12. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board or of any committees of which they are a member, and may be paid a fixed sum for attendance at each meeting of the Board or such committee, or a stated fee for serving as a director or for serving on any such committee. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                               ARTICLE V. OFFICERS

         SECTION 1. DESIGNATION OF OFFICERS. The officers of the Corporation shall consist of such officers as the Board of Directors shall determine from time to time, and may include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other or different offices as may be established by the Board of Directors. The officers of the Corporation need not be directors or shareholders. Any two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers. An officer has such authority and


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shall perform such duties in the management of the Corporation as provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws, and as generally pertain to their offices, subject to the control of the Board of Directors.

         SECTION 2. ELECTION OF OFFICERS. The officers of the Corporation shall be elected at the first meeting of the Board of Directors, or by action taken pursuant to written consent, after the annual meeting of shareholders. Officers shall hold office for the term of their election and until their respective successors are elected and qualified, or until resignation or removal. The election or appointment of an officer does not, by itself, create contract rights.

         SECTION 3. RESIGNATION AND REMOVAL. Each officer shall serve at the pleasure of the Board of Directors. An officer may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. The Chairman and Chief Executive Officer may be removed at any time, with or without cause, but only on the affirmative vote of a majority of the full Board of Directors. The President and all vice presidents, the secretary and the treasurer may be removed at any time, with or without cause, by the Chief Executive Officer or by majority vote of the directors present at any meeting. Any assistant secretary or assistant treasurer, or subordinate officer or agent appointed pursuant to Section 2 of Article V of these Bylaws may be removed at any time, with or without cause, by a majority vote of directors present in a meeting, by the Chief Executive Officer, or any committee or other officer in power to do so by resolution of the Board. Any vacancy in any office of the Corporation shall be filled by the Board of Directors.

         SECTION 4. COMPENSATION OF OFFICERS. The Board of Directors, by affirmative vote or a majority or Directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of officers for services to the Corporation.

         SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall be elected by the directors from among the directors then serving. The Chairman of the Board shall preside at all meetings of the Board of Directors and meetings of the shareholders, and shall perform such other duties as from time to time may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have such authority and shall perform such duties in the management of the Corporation as usually are vested in or incident to the office of a chief executive officer of a corporation. In the absence or nonelection of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and meetings of the shareholders.

         SECTION 7. PRESIDENT. The President of the Corporation shall have such authority and shall perform such duties as shall be assigned to him by the Board of Directors.

         SECTION 8. VICE PRESIDENTS. The Vice Presidents shall have such authority and shall perform such duties as shall be assigned to them by the Board of Directors and may be designated by such special titles as the Board of Directors shall approve.


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


         SECTION 9. TREASURER. The Treasurer, or other officer performing the duties of a Treasurer, shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer taking proper vouchers for such disbursements. The Treasurer shall render to the Chief Executive Officer and Board of Directors, or any member thereof, at such times as they may request within reason, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In general the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may be assigned by the Board of Directors. The Treasurer may be required to give bond for the faithful performance of his duties in such sum and with such surety, at the expense of the Corporation, as the Board of Directors may from time to time require.

         SECTION 10. SECRETARY. The Secretary shall give or cause to be given notice or all meetings of shareholders and Directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect to do so, any such notice may be given by the shareholders upon whose requisition the meeting is called, as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the shareholders and of the Directors in one or more books provided for that purpose. The Secretary shall have custody of the seal of the Corporation, if one be provided, and shall affix the same to all instruments requiring it when authorized by the Directors or the Chief Executive Officer. The Secretary shall have such authority and perform such other duties as may be assigned by the Board of Directors. All records in the possession or custody of the Secretary shall be open to examination by the Chairman of the Board, Chief Executive Officer and Board of Directors, or any member thereof, during regular business hours.

         SECTION 11. OTHER OFFICES. Other officers elected by the Board of Directors shall have such authority and shall perform such duties in the management of the Corporation as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         SECTION 12. BONDS. If the Board of Directors shall so require, the treasurer, and the assistant treasurer and/or other officer or agent of the Corporation, shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of the respective duties and offices.

         SECTION 13. ABSENCE. In the case of the absence or inability to act of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors or the Chief Executive Officer may delegate for the time being the powers or duties of such officer to any other director or officer.

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

                ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         SECTION 3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Any signature on any check, draft or other order may be signed by the facsimile signature of any person authorized to sign under this Section 3 of Article VI. If any officer who has signed or whose facsimile signature has been used shall cease to be such officer, such document may nevertheless be signed by means of such facsimile signature and delivered as though the person who signed such document or whose facsimile signature has been used thereon had not ceased to be such officer.

         SECTION 4. DEPOSITS. All funds of the Corporation, not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may determine.

                          ARTICLE VII. INDEMNIFICATION

         SECTION 1. INDEMNIFICATION FOR ACTIONS BROUGHT BY THIRD PARTIES. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or a subsidiary, or, while serving as such a director or officer, is or was serving at the request of the Corporation or a subsidiary as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, or with respect to any criminal action or proceeding, that he or she had reasonable


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cause to believe that his or her conduct was unlawful. Persons who are not directors or officers of the Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

         SECTION 2. INDEMNIFICATION IN ACTIONS BROUGHT FOR THE BENEFIT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation or a subsidiary, or, while serving as such a director or officer, is or was serving at the request of the Corporation or a subsidiary as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the Corporation against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Corporation except to the extent authorized in Section 7 of this
Article VII. Persons who are not directors or officers of the Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

         SECTION 3. LIMITATION OF DIRECTOR LIABILITY. Notwithstanding Sections 1 and 2 of this Article VII, and in accordance with Article VI of the Articles of Incorporation, the Corporation shall indemnify a director for expenses and liabilities without a determination that the director has met the standard of conduct set forth in Sections 1 and 2, except with respect to settlements of actions by or on behalf of the corporation; provided, however, that no indemnification may be made without court approval if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally committed a criminal act.

         SECTION 4. EXPENSES. To the extent that a director or officer, or other person whose indemnification is authorized by the Board of Directors, has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in the defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VII, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith and any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section VII.

         SECTION 5. AUTHORIZATION OF INDEMNIFICATION. Except as otherwise provided in Section 3 of this Article VII, any indemnification under Section 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in this Article VII and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Such determination shall be made


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


(a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding, or if such a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board consisting solely of two or more directors not at the time parties or threatened to be made parties to such action, suit or proceeding; (b) by independent legal counsel (who may be the regular counsel of the Corporation) in a written opinion, which counsel shall be selected as provided in (a) above, provided that if a committee cannot be designated as provided in (a) above, then the Board shall select such independent counsel; (c) by all Independent Directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to such action, suit or proceeding; or (d) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to such action, suit or proceeding may not be voted. In designating a committee under (a) above, or in the selection of independent legal counsel in the event a committee cannot be designated pursuant to (b) above, all directors may participate. The Corporation may indemnify a person for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement for which the person is entitled to indemnification under Section 1 or 2 of this Article VII, even though the person is not entitled to indemnification for the total amount of such expenses, judgments, penalties, fines and amounts paid in settlement. An authorization of indemnification under this Section 5 of Article VII shall be made (a) by the Board of Directors in one of the following ways: (i) by a majority vote of the Board of Directors consisting of two or more directors not at the time parties or threatened to be made parties to such action, suit or proceeding, (ii) by a majority vote of a committee consisting solely of two or more directors not at the time parties or threatened to be made parties to such action, suit or proceeding, (iii) by a majority vote of one or more Independent Directors who are not parties or threatened to be made parties to such action, suit or proceeding, or (iv) if there are no Independent Directors and less than 2 directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the full Board of Directors in accordance with Section 523 of the Michigan Business Corporation Act, or (b) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the authorization.

         SECTION 6. ADVANCING OF EXPENSES. Expenses incurred by any person who is or was serving as a director or officer of the Corporation or a subsidiary in defending a civil or criminal action, suit or proceeding described in Section 1 or 2 of this Article VII shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if (a) the person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII; (b) the person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Michigan Business Corporation Act. Persons who are or were not serving as a director or officer of the Corporation or a subsidiary may receive similar advances of expenses to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation. Determinations under this Section VII shall be made in the manner specified in

Section 5 of this Article. Notwithstanding the foregoing, in no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its shareholders.

         SECTION 7. RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. A director, officer or other person who is a party or threatened to be made a party to an action, suit or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Section 1 or 2 of this
Article VII or was adjudged liable as described in Section 2 of this Article VII, provided, however, that if he or she was adjudged liable, his or her indemnification shall be limited to reasonable expenses incurred.

         SECTION 8. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification conferred in this article shall not be exclusive of any other right that any person may have or acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

         SECTION 9. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify the person against the expenses, liability, or loss under the MBCA.

         SECTION 10. MERGERS. For the purposes of this Article VII, references to the "Corporation" include all constituent Corporations absorbed in a consolidation or merger, as well as the resulting or surviving Corporation, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving Corporation if he or she had served the resulting or surviving Corporation in the same capacity.

         SECTION 11. SAVINGS CLAUSE. If this Article VII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer or other person whose indemnification is authorized by the Board of Directors as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated or by any other applicable law.

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

         SECTION 12. AMENDMENT. If this Article VII is repealed, amended or modified, it shall not affect any right or protection existing at the time of such repeal, amendment or modification.

                           ARTICLE VIII. MISCELLANEOUS

         SECTION 1. FISCAL YEAR. The fiscal year of this Corporation shall end on the last Saturday of December of each year.


         SECTION 2. NOTICES. Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation for this Corporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by mail, by depositing the same in a Post Office box, postage prepaid, addressed to the person entitled thereto at his last known Post Office address, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws.

         SECTION 3. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of any law, or the Articles of Incorporation for this Corporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         SECTION 4. VOTING OF SECURITIES. Securities of another corporation, foreign or domestic, standing in the name of this Corporation which are entitled to vote shall be voted, in person or by proxy, by the Chief Executive Officer of this Corporation or by such other or additional persons as may be designated by the Board of Directors.

                             ARTICLE IX. AMENDMENTS

         Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, these Bylaws may be amended, repealed or new Bylaws adopted either by a majority vote of the Board of Directors at a regular or special meeting of the Board, or by vote of the holders of a majority of the outstanding voting stock of the Corporation at any annual or special meeting, if notice of the proposed amendment, repeal or adoption be contained in the notice of such meeting.




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